GATEWAY ENERGY, INC.
                                INCOME STATEMENT

                                TWELVE MONTHS ENDED
                                DECEMBER 1997

Sales                               $ 3,088,284
Purchases                            (2,866,287)
                                    -----------
                                        221,997

Interest Income                           4,585
Salaries                                (95,627)
Payroll Tax                              (8,006)
Fringes                                 (10,337)
Office                                  (79,749)
Miscellaneous                              (506)
Legal and Professional                  (17,236)
Vehicles                                 (1,428)
Other                                   (12,654)
Interest Expense                         (6,325)
                                    -----------

Loss                                $    (5,286)